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                                                                       EXHIBIT 1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-81196) pertaining to the Physicians Health Services, Inc. Pension Plan of our report dated June 13, 1997, with respect to the financial statements and schedules of the Physicians Health Services, Inc. Pension Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                        Ernst & Young LLP

Stamford, Connecticut
June 27, 1997